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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Creative Enterprises International, Inc. of the December 31, 2001 financial statements of Creative Enterprises International, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".


/s/ Connolly, Grady & Cha, P.C.


CONNOLLY, GRADY & CHA, P.C.

Philadelphia, Pennsylvania
October 11, 2002











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